Exhibit 99.3

BAXANO, INC.

Unaudited Interim Financial Statements

Statements of Operations for the Three Months Ended March 31, 2013 and 2012

Balance Sheets as of March 31, 2013 and December 31, 2012

Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012

Notes to Financial Statements

Baxano, Inc.

Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$2,953	$1,726
Cost of goods sold	1,028	677
Gross profit	1,924	1,049

Operating expenses:
Research and development	907	1,271
Sales and marketing	3,660	4,300
General and administrative	1,518	514
Total operating expenses	6,084	6,085

Loss from operations	(4,160)	(5,036)
Interest income	-	2
Interest expense	(406)	(41)
Other income (expense), net	(6)	(64)
Net loss	$(4,572)	$(5,139)

The accompanying notes are an integral part of these condensed financial statements.

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Baxano, Inc.
Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$961	$4,409
Accounts receivable, net	1,677	1,773
Inventory	1,984	1,994
Prepaid expenses and other assets	340	377
Total current assets	4,962	8,553
Property and equipment, net	692	778
Other assets	195	221
Total assets	$5,849	$9,551

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$682	$708
Accrued liabilities	1,535	1,274
Convertible notes payable	15,353	14,768
Notes payable	3,036	3,017
Total current liabilities	20,605	19,767

Preferred stock warrants liability	131	131
Deferred rent	143	164
Total liabilities	20,880	20,062

Commitments and contingencies (Note 6)

Convertible preferred stock, $0.001 par value – 70,673,934 shares authorized and 48,721,142 shares issued and outstanding at March 31, 2013 and December 31, 2012 respectively	58,340	58,339

Stockholders' deficit:
Common stock, $0.001 par value; 96,270,000 shares authorized and 6,741,449 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	7	7
Additional paid-in capital	1,585	1,534
Accumulated deficit	(74,963)	(70,390)
Total stockholders' deficit	(73,371)	(68,849)
Total liabilities and stockholders' deficit	$5,849	$9,551

The accompanying notes are an integral part of these condensed financial statements.

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Baxano, Inc.
Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(4,572)	$(5,139)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	86	83
Stock-based compensation expense	51	80
Amortization of debt discount	88	-
Amortization of debt issuance costs	27	-
Accretion of balloon payment related to term loan	16	-
Revaluation of preferred stock warrant liability	-	(15)
Changes in operating assets and liabilities:
Accounts receivable	96	(191)
Inventory	10	(486)
Prepaid expenses and other current assets	37	(30)
Other assets	-	(17)
Accounts payable	(26)	32
Accrued and other liabilities	240	(36)
Net cash used in operating activities	(3,947)	(5,719)
Cash flows from investing activities:
Acquisition of property and equipment	-	(9)
Net cash used in investing activities	-	(9)
Cash flows from financing activities:
Proceeds from convertible notes payable	500	7,500
Proceeds from notes payable	-	3,000
Net cash provided by financing activities	500	10,500
Net (decrease) increase in cash and cash equivalents	(3,447)	4,772
Cash and cash equivalents, beginning of period	4,409	6,440
Cash and cash equivalents, end of period	$961	$11,212

The accompanying notes are an integral part of these condensed financial statements.

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Baxano, Inc.

Notes to the Condensed Financial Statements

(In thousands)

(Unaudited)

1.	Description of Business

Baxano, Inc. (the “Company”) was incorporated in the state of Delaware on March 24, 2005 to develop and specialize in making tools that restore spine function and preserve healthy tissue. The Company is based in San Jose, California.

On March 3, 2013, the Company entered into a merger agreement to be acquired by TranS1, Inc. ("TranS1") in an all-stock merger whereby the Company would become a wholly owned subsidiary of TranS1 (the “Merger”). The Merger was consummated on May 31, 2013 (Note 8).

2.	Basis of presentation

The Company has prepared the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. From the period of March 24, 2005 to December 31, 2010, the Company was engaged primarily in research and development activities, raising capital, and recruiting personnel. The Company exited the development stage in 2011. The financial statements are unaudited and should be read in conjunction with the audited financial statements for the year ended December 31, 2012. The accompanying unaudited interim financial statements reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of the Company’s management, necessary for a fair statement of the Company’s financial position, results of operations and cash flows for the periods presented. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The principal estimates relate to accounts receivable reserves, excess and obsolete inventory, stock-based compensation, and income taxes. Actual results could differ from those estimates. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses in each period since inception. As of March 31, 2013, the Company had an accumulated deficit of $74,963, used cash in operations of $3,947 for the three months ended March 31, 2013 and currently does not have financing sufficient for current operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company will need to achieve profitability and/or obtain additional financing in order to continue its operations. There can be no assurance, however, that such a financing will be successfully completed or completed on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Impact of Recently Issued Accounting Standards

In February 2013, the Financial Accounting Standards Board issued guidance (ASU No. 2013-02) finalizing the reporting of amounts reclassified out of accumulated other comprehensive income. The new standard requires either in a single note or parenthetically on the face of the financial statements, the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source and the income statement line items affected by the reclassification. The guidance is effective for annual reporting periods and interim periods within those years, beginning after December 15, 2013. The new guidance is not expected to have a material impact on the Company’s financial statements.

3. Income Taxes

No provisions for federal or state income taxes have been recorded as the Company has incurred net operating losses since inception.

4. Fair Value Measurements

At March 31, 2013, the Company held certain assets that are required to be measured at fair value on a recurring basis. These assets include available-for-sale securities classified as cash equivalents. Accounting Standards Codification 820-10 requires the valuation of investments using a three-tiered approach, which requires that fair value measurements be classified and disclosed in one of three tiers. These tiers are: Level 1, defined as quoted prices in active markets for identical assets or liabilities; Level 2, defined as valuations based on observable inputs other than those included in Level 1, such as quoted prices for similar assets and liabilities in active markets, or other inputs that are observable or can be corroborated by observable input data; and Level 3, defined as valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants.

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents include money market funds that are carried at fair value. Related unrealized gains and losses were not material as of March 31, 2013 and 2012.

Available-for-sale securities valued using Level 1 inputs were:

	March 31,	December 31,
	2013	2012

Money market funds	$961	$4,409

The Company had no Level 2 assets or liabilities at March 31, 2013 or December 31, 2012. The Company continues to maintain a Level 3 preferred stock warrants liability of $131 at March 31, 2013 and December 31, 2012. There was no material change in the preferred stock warrants liability and therefore no change was recognized in other (income) expense, net for the quarter ended March 31, 2013.

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The Company has determined that its convertible notes payable and notes payable are classified as a level 3 item in the fair value hierarchy. At March 31, 2013, the fair value of the convertible notes payable and the notes payable approximates the carrying amount of $18.39 million. The estimated fair values were based on the current rates available to the Company for debt of similar terms and remaining maturities and also took into consideration default and credit risk.

5. Balance Sheet Components

	March 31,	December 31,
	2013	2012
Inventory
Raw materials	$390	$391
Work in progress	32	39
Finished goods	1,562	1,564
	$1,984	$1,994

Property and Equipment, net
Laboratory and other office equipment	$1,202	$1,202
Leasehold improvements	498	498
Computer equipment and software	257	257
Furniture and fixtures	85	85
	2,042	2,042
Less: Accumulated depreciation and amortization	(1,350)	(1,264)
	$692	$778

Accrued Liabilities
Payroll related expenses	$783	$756
Accrued interest payable	694	469
Other	58	49
	$1,535	$1,274

6. Commitments and Contingencies

The Company has disclosed information regarding commitments and contingencies in its audited financial statements for the year ended December 31, 2012. There were no material changes in the Company’s commitments and contingencies as of March 31, 2013.

7. Borrowings

On January 13, 2013, the Company and its investors entered into an agreement to amend certain terms associated with the $15,000 of outstanding convertible notes payable. Under the amendment, holders of at least 60% of the aggregate outstanding principal amount under all notes agreed to modify the conversion feature to allow for full repayment of outstanding principal and unpaid accrued interest without premium or penalty upon consummation of an acquisition where stockholders of the Company prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity.

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The Company issued an additional $500 of convertible promissory notes payable during the quarter ended March 31, 2013.

As of March 31, 2013, management determined that, based on the Company’s level of operations and anticipated growth, cash and cash equivalents balances, including interest income the Company would earn on these balances, would not be sufficient to meet the anticipated cash requirements beyond one year from the balance sheet. Accordingly, amounts due under the convertible notes payable and notes payable have been classified as current liabilities on the balance sheet.

8. Agreement and Plan of Merger

On March 3, 2013, the Company entered into a merger agreement to be acquired by TranS1 in an all-stock merger whereby the Company would become a wholly owned subsidiary of TranS1. Pursuant to the merger agreement, TranS1 agreed to issue the Company’s stockholders a number of newly issued shares of common stock equating to a 28% pro forma equity ownership of the combined entity. The number of shares that TranS1 agreed to issue is subject to adjustment based upon negotiated indemnification or escrow provisions, a $3,000 maximum indebtedness ceiling and predefined working capital targets.  Pursuant to the merger agreement, all of the Company’s outstanding stock options and warrants would be exercised or terminated prior to (and as a condition of) closing and would not be assumed by TranS1.

9. Subsequent Event

In order to provide funding for certain working capital needs of the Company between the date of the Merger Agreement and the closing of the Merger, the Company executed promissory notes payable to TranS1. Through April 26, 2013, TranS1 provided $2.1 million in working capital funding to the Company. The promissory notes bore interest at 6.0% per annum, were not secured by any collateral and were subordinated in right of payment to the loan evidenced by the Loan and Security Agreement dated as of March 15, 2012, among Oxford Finance LLC, Silicon Valley Bank and the Company. The promissory notes were cancelled immediately prior to the effective time of the Merger on May 31, 2013.

On May 31, 2013, the Merger was completed in accordance with the merger agreement. At the closing of the Merger, each outstanding share of the Company’s capital stock was cancelled and extinguished and converted into the right to receive a portion of the merger consideration in accordance with the merger agreement. Each of the Company’s promissory notes that were convertible into the Company’s capital stock was terminated at the closing of the Merger, and the holders of such notes were entitled to receive merger consideration in accordance with the merger agreement. All of the Company’s stock option plans and other stock or equity-related plans, all employee stock purchase plans, each outstanding option to purchase the Company’s common stock, whether vested or unvested, and each warrant to acquire the Company’s capital stock were terminated prior to the closing of the Merger.

The Company has evaluated all transactions and events after the balance sheet date through June 26, 2013, the date which these financial statements were issued.

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